UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2026
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2026 (the “Closing Date”), Sonic Automotive, Inc. (the “Company”) entered into a Bridge Facility Credit Agreement (the “Bridge Facility Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent and lender. The Bridge Facility Credit Agreement provides for a senior unsecured term loan facility in an aggregate principal amount of $150 million (the “Bridge Facility”). Also on the Closing Date, the Company borrowed $150 million under the Bridge Facility Credit Agreement, the full amount available under the Bridge Facility. The loans under the Bridge Facility will mature on the earlier of (i) the date that is 364 days after the Closing Date and (ii) the occurrence of a refinancing of the PNC Mortgage Facility (as defined below).

The Bridge Facility Credit Agreement contains similar terms and conditions to that certain Credit Agreement, dated as of November 22, 2019, among the Company, the subsidiaries of the Company from time to time party thereto, the financial institutions party thereto, as lenders, and PNC, as administrative agent, (as amended, amended and restated or otherwise modified from time to time, the “PNC Mortgage Facility”). The PNC Mortgage Facility remains outstanding as of the date hereof.

Amounts outstanding under the Bridge Facility bear interest at a rate equal to (i) Term SOFR (as defined in the Bridge Facility Credit Agreement) plus 2.50% per annum, or (ii) the Base Rate (as defined in the Bridge Facility Credit Agreement) plus 1.50% per annum, at the Company’s option. The Company may from time to time prepay amounts borrowed under the Bridge Facility without premium or penalty.

The Bridge Facility Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including covenants which could restrict or prohibit indebtedness, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets. The Bridge Facility Credit Agreement contains usual and customary events of default, including cross defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default under the Bridge Facility Credit Agreement, the Company could be required to immediately repay all outstanding amounts under the Bridge Facility.

PNC is also a party to other existing lending arrangements with the Company and its subsidiaries, including the PNC Mortgage Facility described above. The Company and its affiliates may from time to time have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with PNC and/or its affiliates.

The foregoing summary of the Bridge Facility Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Bridge Facility Credit Agreement, dated as of March 27, 2026, among Sonic Automotive, Inc.; each lender party thereto; and PNC Bank, National Association, as administrative agent and a lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

April 2, 2026	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel